Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuityinc.com

Media Contact:
April Appling
Senior Vice President, Corporate Marketing and Communications
corporatecommunications@acuityinc.com

Acuity Reports Fiscal 2026 Third-Quarter Results
Solid Execution Delivers Sales Growth, EPS Improvement and Strong Cash Flow

■Delivered Net Sales of $1.2B, an Increase of 2% Compared to the Prior Year
■Delivered Operating Profit of $193M, Up 38% Compared to the Prior Year; Grew Adjusted Operating Profit to $224M, Up 1% Compared to the Prior Year
■Delivered Diluted EPS of $4.56, Up 46% Compared to the Prior Year; Grew Adjusted Diluted EPS to $5.31, Up 4% Compared to the Prior Year

ATLANTA, June 25, 2026 - Acuity Inc. (NYSE: AYI), ("Acuity"), a market-leading industrial technology company, delivered net sales of $1.2 billion in the third quarter, ended May 31, 2026, an increase of $19.4 million, or 1.6 percent, compared to the prior year.
"We demonstrated solid execution in our third quarter of fiscal 2026," stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Inc. "We grew net sales, we expanded our adjusted operating profit and we increased our adjusted diluted earnings per share. We generated strong cash flow and allocated capital effectively."
During the third quarter of fiscal 2026, we received $6.4 million in tariff refunds in Acuity Brands Lighting, which are reflected as non-GAAP adjustments in our results.
Operating profit was $193.3 million in the third quarter of fiscal 2026, an increase of $53.5 million, or 38.3 percent, compared to the prior year. Operating profit as a percent of net sales was 16.1 percent in the third quarter of fiscal 2026, an increase of 420 basis points compared to the prior year. Adjusted operating profit was $223.5 million in the third quarter of fiscal 2026, an increase of $1.8 million, or 0.8 percent, compared to the prior year. Adjusted operating profit as a percent of net sales was 18.7 percent in the third quarter of fiscal 2026, a decrease of 10 basis points compared to the prior year.
Diluted earnings per share was $4.56 in the third quarter of fiscal 2026, an increase of $1.44, or 46.2 percent, compared to the prior year. Adjusted diluted earnings per share was $5.31 in the third quarter of fiscal 2026, an increase of $0.19, or 3.7 percent.

Press Release Exhibit 99.1
Segment Performance
Acuity Brands Lighting ("ABL")
ABL generated net sales of $905.2 million in the third quarter of fiscal 2026, a decrease of $18.0 million, or 1.9 percent, compared to the prior year.
Operating profit was $160.6 million in the third quarter of fiscal 2026, an increase of $26.6 million, or 19.9 percent, compared to the prior year. Operating profit as a percent of ABL net sales was 17.7 percent in the third quarter of fiscal 2026, an increase of 320 basis points compared to the prior year. Adjusted operating profit was $164.6 million in the third quarter of fiscal 2026, a decrease of $9.3 million, or 5.3 percent, compared to the prior year. Adjusted operating profit as a percent of ABL net sales was 18.2 percent in the third quarter of fiscal 2026, a decrease of 60 basis points compared to the prior year.
Acuity Intelligent Spaces ("AIS")
AIS generated net sales of $303.5 million in the third quarter of fiscal 2026, an increase of $39.4 million, or 14.9 percent, compared to the prior year.
Operating profit was $56.5 million in the third quarter of fiscal 2026, an increase of $29.1 million, or 106.2 percent, compared to the prior year. Operating profit as a percent of AIS net sales was 18.6 percent in the third quarter of fiscal 2026, an increase of 820 basis points compared to the prior year. Adjusted operating profit was $76.3 million in the third quarter of fiscal 2026, an increase of $14.0 million, or 22.5 percent, compared to the prior year. Adjusted operating profit as a percent of AIS net sales was 25.1 percent in the third quarter of fiscal 2026, an increase of 150 basis points compared to the prior year.
Cash Flow and Capital Allocation
Net cash from operating activities was $520.2 million for the first nine months of fiscal 2026. Year to date, we repurchased approximately 766,000 shares of common stock for a total of $230 million.
Call Details
We will host a conference call at 8:00 a.m. ET today, Thursday, June 25, 2026. Neil Ashe, Chief Executive Officer of Acuity Inc. will lead the call. The conference call and earnings release can be accessed via our Investor Relations section of our website at www.investors.acuityinc.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.
About Acuity
Acuity Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light and more things to come. Through our two business segments, Acuity Brands Lighting (ABL) and Acuity Intelligent Spaces (AIS), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.

We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and an audio, video and control platform. We focus on

Press Release Exhibit 99.1
customer outcomes and drive growth and productivity to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.

Acuity Inc. is based in Atlanta, Georgia, with operations across North America, Europe and Asia. The Company is powered by approximately 13,000 dedicated and talented associates. Visit us at www.acuityinc.com.
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles (“GAAP”) financial measures: "adjusted gross profit", "adjusted gross profit margin", “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; for total company only we additionally include: “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation and amortization (“EBITDA”);" "EBITDA margin;" “adjusted EBITDA;” and "adjusted EBITDA margin". These non-GAAP financial measures are provided to enhance the reader's overall understanding of our current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related items, and special charges.
We also provide “free cash flow” (“FCF”) to enhance the reader’s understanding of our ability to generate additional cash from its business.
Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into our results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin for total company are “gross profit” and “gross profit margin,” respectively, which include the impact of acquired profit in inventory and tariff refunds. Adjusted gross profit margin is adjusted gross profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related costs, special charges, and tariff refunds. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related costs, special charges, and tariff refunds. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation and amortization of acquired intangible assets. EBITDA margin is EBITDA divided by net sales for total company. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, acquired profit in

Press Release Exhibit 99.1
inventory, acquisition-related items, special charges, miscellaneous (income) expense, net, and tariff refunds. Adjusted EBITDA margin is adjusted EBITDA divided by net sales for total company. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release.
We define FCF as net cash provided by operating activities less purchases of property, plant and equipment. A calculation of this measure is available in this news release.
Our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, but are not limited to, statements that describe or relate to our plans, initiatives, projections, vision, goals, targets, commitments, expectations, objectives, prospects, strategies, or financial outlook, and the assumptions underlying or relating thereto. In some cases, we may use words such as “expect,” “believe,” “intend,” “anticipate,” “estimate,” “forecast,” “indicate,” “project,” “predict,” “plan,” “may,” “will,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances, to identify forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, assumptions, and other important factors, many of which are outside of our control and any of which could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. This press release is not comprehensive, and for that reason, should be read in conjunction with such filings. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per-share data)

	May 31, 2026	August 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$411.9	$422.5
Accounts receivable, less reserve for doubtful accounts of $7.0 and $4.3, respectively	610.9	593.9
Inventories	458.3	526.7
Prepayments and other current assets	137.4	108.4
Total current assets	1,618.5	1,651.5
Property, plant, and equipment, net	345.9	343.2
Operating lease right-of-use assets	96.8	97.4
Goodwill	1,494.6	1,495.5
Intangible assets, net	1,028.9	1,099.0
Deferred income taxes	4.8	23.4
Other long-term assets	45.9	45.2
Total assets	$4,635.4	$4,755.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363.9	$454.5
Current operating lease liabilities	27.0	23.3
Accrued compensation	126.4	110.0
Other current liabilities	271.0	258.0
Total current liabilities	788.3	845.8
Long-term debt	697.3	896.8
Long-term operating lease liabilities	80.0	84.3
Accrued pension liabilities	40.1	39.2
Deferred income taxes	40.2	24.9
Other long-term liabilities	138.0	139.3
Total liabilities	1,783.9	2,030.3
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 50.0 shares authorized; none issued	—	—
Common stock, $0.01 par value per share; 500.0 shares authorized; 55.0 and 54.9 issued, respectively	0.6	0.5
Paid-in capital	1,178.4	1,164.7
Retained earnings	4,626.4	4,285.8
Accumulated other comprehensive loss	(71.6)	(76.5)
Treasury stock, at cost, of 24.9 and 24.2 shares, respectively	(2,882.3)	(2,649.6)
Total stockholders’ equity	2,851.5	2,724.9
Total liabilities and stockholders’ equity	$4,635.4	$4,755.2

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net sales	$1,198.0	$1,178.6	$3,397.4	$3,136.5
Cost of products sold	591.6	608.4	1,716.8	1,649.0
Gross profit	606.4	570.2	1,680.6	1,487.5
Selling, distribution, and administrative expenses	413.1	400.7	1,188.0	1,074.5
Special charges	—	29.7	5.9	29.7
Operating profit	193.3	139.8	486.7	383.3
Other expense (income):
Interest expense, net	6.1	12.1	21.5	15.0
Miscellaneous expense, net	2.0	2.3	4.5	5.8
Total other expense	8.1	14.4	26.0	20.8
Income before income taxes	185.2	125.4	460.7	362.5
Income tax expense	44.2	27.0	102.4	79.9
Net income	$141.0	$98.4	$358.3	$282.6

Earnings per share(1):
Basic earnings per share	$4.66	$3.19	$11.74	$9.14
Basic weighted average number of shares outstanding	30.268	30.851	30.520	30.912
Diluted earnings per share	$4.56	$3.12	$11.45	$8.92
Diluted weighted average number of shares outstanding	30.954	31.565	31.278	31.673
Dividends declared per share	$0.20	$0.17	$0.57	$0.49
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	May 31, 2026	May 31, 2025
Cash flows from operating activities:
Net income	$358.3	$282.6
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	117.8	86.7
Share-based payment expense	39.2	34.0
Asset impairments	—	16.7
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(16.6)	10.4
Inventories	66.9	5.1
Accounts payable	(82.5)	38.1
Other operating activities	37.1	(74.7)
Net cash provided by operating activities	520.2	398.9
Cash flows from investing activities:
Purchases of property, plant, and equipment	(58.5)	(43.6)
Acquisition of business, net of cash acquired	—	(1,189.4)
Other investing activities	0.3	(16.3)
Net cash used for investing activities	(58.2)	(1,249.3)
Cash flows from financing activities:
Borrowings on credit agreement	200.0	—
Borrowings from term loan	—	600.0
Repayments of term loan borrowings	(400.0)	(100.0)
Repurchases of common stock	(229.9)	(91.3)
Proceeds from stock option exercises and other	2.9	17.5
Payments of taxes withheld on net settlement of equity awards	(28.4)	(24.0)
Dividends paid	(17.7)	(15.3)
Other financing activities	(3.6)	(9.3)
Net cash (used for) provided by financing activities	(476.7)	377.6
Effect of exchange rate changes on cash and cash equivalents	4.1	(1.2)
Net change in cash and cash equivalents	(10.6)	(474.0)
Cash and cash equivalents at beginning of period	422.5	845.8
Cash and cash equivalents at end of period	$411.9	$371.8

Press Release Exhibit 99.1
ACUITY INC.
DISAGGREGATED NET SALES
(In millions)

The following tables show net sales by channel for the periods presented:

	Three Months Ended
	May 31, 2026	May 31, 2025	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$690.5	$685.3	$5.2	0.8%
Direct sales network	73.4	101.5	(28.1)	(27.7)%
Retail sales	40.4	41.4	(1.0)	(2.4)%
Corporate accounts	46.3	35.5	10.8	30.4%
Original equipment manufacturer and other	54.6	59.5	(4.9)	(8.2)%
Total Acuity Brands Lighting	905.2	923.2	(18.0)	(1.9)%
Acuity Intelligent Spaces	303.5	264.1	39.4	14.9%
Eliminations	(10.7)	(8.7)	(2.0)	23.0%
Total	$1,198.0	$1,178.6	$19.4	1.6%

	Nine Months Ended
	May 31, 2026	May 31, 2025	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$1,973.5	$1,944.4	$29.1	1.5%
Direct sales network	234.4	306.1	(71.7)	(23.4)%
Retail sales	127.5	127.3	0.2	0.2%
Corporate accounts	126.9	103.8	23.1	22.3%
Original equipment manufacturer and other	155.4	168.2	(12.8)	(7.6)%
Total Acuity Brands Lighting	2,617.7	2,649.8	(32.1)	(1.2)%
Acuity Intelligent Spaces	809.0	509.1	299.9	58.9%
Eliminations	(29.3)	(22.4)	(6.9)	30.8%
Total	$3,397.4	$3,136.5	$260.9	8.3%

Press Release Exhibit 99.1
ACUITY INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total Company as well as our reportable operating segments (in millions except per share data):

	Three Months Ended
	May 31, 2026		May 31, 2025		Increase (Decrease)	Percent Change
Net sales	$1,198.0		$1,178.6		$19.4	1.6%

Gross profit (GAAP)	$606.4		$570.2		$36.2	6.3%
Percent of net sales		50.6%		48.4%	220	bps
Add-back: Acquired profit in inventory	—		19.2
Less: Tariff refunds	(6.4)		—
Adjusted gross profit (Non-GAAP)	$600.0		$589.4		$10.6	1.8%
Percent of net sales		50.1%		50.0%	10	bps

Operating profit (GAAP)	$193.3		$139.8		$53.5	38.3%
Percent of net sales (GAAP)		16.1%		11.9%	420	bps
Add-back: Amortization of acquired intangible assets	23.0		20.0
Add-back: Share-based payment expense	13.6		10.5
Add-back: Acquisition-related costs (1)	—		2.5
Add-back: Acquired profit in inventory	—		19.2
Add-back: Special charges	—		29.7
Less: Tariff refunds	(6.4)		—
Adjusted operating profit (Non-GAAP)	$223.5		$221.7		$1.8	0.8%
Percent of net sales (Non-GAAP)		18.7%		18.8%	(10)	bps

Net income (GAAP)	$141.0		$98.4		$42.6	43.3%
Add-back: Amortization of acquired intangible assets	23.0		20.0
Add-back: Share-based payment expense	13.6		10.5
Add-back: Acquisition-related costs (1)	—		2.5
Add-back: Acquired profit in inventory	—		19.2
Add-back: Special charges	—		29.7
Less: Tariff refunds	(6.4)		—
Total pre-tax adjustments to net income	30.2		81.9
Income tax effects	(6.9)		(18.8)
Adjusted net income (Non-GAAP)	$164.3		$161.5		$2.8	1.7%

Diluted earnings per share (GAAP)	$4.56		$3.12		$1.44	46.2%
Adjusted diluted earnings per share (Non-GAAP)	$5.31		$5.12		$0.19	3.7%

Net income (GAAP)	$141.0		$98.4		$42.6	43.3%
Percent of net sales (GAAP)		11.8%		8.3%	350	bps
Interest expense, net	6.1		12.1
Income tax expense	44.2		27.0
Depreciation	17.7		14.6
Amortization of acquired intangible assets	23.0		20.0
EBITDA (Non-GAAP)	232.0		172.1		59.9	34.8%
Percent of net sales (Non-GAAP)		19.4%		14.6%	480	bps
Share-based payment expense	13.6		10.5
Acquisition-related costs (1)	—		2.5
Acquired profit in inventory	—		19.2
Miscellaneous expense, net	2.0		2.3
Special charges	—		29.7
Tariff refunds	(6.4)		—
Adjusted EBITDA (Non-GAAP)	$241.2		$236.3		$4.9	2.1%
Percent of net sales (Non-GAAP)		20.1%		20.0%	10	bps
(1) Acquisition-related items include professional fees.

Press Release Exhibit 99.1

	Three Months Ended
Acuity Brands Lighting	May 31, 2026	May 31, 2025	Increase (Decrease)	Percent Change
Net sales	$905.2	$923.2	$(18.0)	(1.9)%

Gross profit (GAAP)	$423.4	$430.4	$(7.0)	(1.6)%
Less: Tariff refunds	(6.4)	—
Adjusted gross profit (Non-GAAP)	$417.0	$430.4	$(13.4)	(3.1)%

Gross profit margin (GAAP)	46.8%	46.6%	20	bps
Adjusted gross profit margin (Non-GAAP)	46.1%	46.6%	(50)	bps

Operating profit (GAAP)	$160.6	$134.0	$26.6	19.9%
Add-back: Amortization of acquired intangible assets	6.1	6.3
Add-back: Share-based payment expense	4.3	3.9
Add-back: Special charges	—	29.7
Less: Tariff refunds	(6.4)	—
Adjusted operating profit (Non-GAAP)	$164.6	$173.9	$(9.3)	(5.3)%

Operating profit margin (GAAP)	17.7%	14.5%	320	bps
Adjusted operating profit margin (Non-GAAP)	18.2%	18.8%	(60)	bps

	Three Months Ended
Acuity Intelligent Spaces	May 31, 2026	May 31, 2025	Increase (Decrease)	Percent Change
Net sales	$303.5	$264.1	$39.4	14.9%

Gross profit (GAAP)	$183.0	$139.8	$43.2	30.9%
Add-back: Acquired profit in inventory	—	19.2
Adjusted gross profit (Non-GAAP)	$183.0	$159.0	$24.0	15.1%

Gross profit margin (GAAP)	60.3%	52.9%	740	bps
Adjusted gross profit margin (Non-GAAP)	60.3%	60.2%	10	bps

Operating profit (GAAP)	$56.5	$27.4	$29.1	106.2%
Add-back: Amortization of acquired intangible assets	16.9	13.7
Add-back: Share-based payment expense	2.9	2.0
Add-back: Acquired profit in inventory	—	19.2
Adjusted operating profit (Non-GAAP)	$76.3	$62.3	$14.0	22.5%

Operating profit margin (GAAP)	18.6%	10.4%	820	bps
Adjusted operating profit margin (Non-GAAP)	25.1%	23.6%	150	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Nine Months Ended
	May 31, 2026		May 31, 2025		Increase (Decrease)	Percent Change
Net sales	$3,397.4		$3,136.5		$260.9	8.3%

Gross profit (GAAP)	$1,680.6		$1,487.5		$193.1	13.0%
Percent of net sales (GAAP)		49.5%		47.4%	210	bps
Add-back: Acquired profit in inventory	—		29.6
Less: Tariff refunds	(6.4)		—
Adjusted gross profit (Non-GAAP)	$1,674.2		$1,517.1		$157.1	10.4%
Percent of net sales (Non-GAAP)		49.3%		48.4%	90	bps

Operating profit (GAAP)	$486.7		$383.3		$103.4	27.0%
Percent of net sales (GAAP)		14.3%		12.2%	210	bps
Add-back: Amortization of acquired intangible assets	70.4		45.5
Add-back: Share-based payment expense	39.2		34.0
Add-back: Acquisition-related costs (1)	—		21.2
Add-back: Acquired profit in inventory	—		29.6
Add-back: Special charges	5.9		29.7
Less: Tariff refunds	(6.4)		—
Adjusted operating profit (Non-GAAP)	$595.8		$543.3		$52.5	9.7%
Percent of net sales (Non-GAAP)		17.5%		17.3%	20	bps

Net income (GAAP)	$358.3		$282.6		$75.7	26.8%
Add-back: Amortization of acquired intangible asset	70.4		45.5
Add-back: Share-based payment expense	39.2		34.0
Add-back: Acquisition-related costs (1)	—		21.2
Add-back: Acquired profit in inventory	—		29.6
Add-back: Special charges	5.9		29.7
Less: Tariff refunds	(6.4)		—
Total pre-tax adjustments to net income	109.1		160.0
Income tax effect	(25.1)		(36.8)
Adjusted net income (Non-GAAP)	$442.3		$405.8		$36.5	9.0%

Diluted earnings per share (GAAP)	$11.45		$8.92		$2.53	28.4%
Adjusted diluted earnings per share (Non-GAAP)	$14.14		$12.81		$1.33	10.4%

Net income (GAAP)	$358.3		$282.6		$75.7	26.8%
Percent of net sales (GAAP)		10.5%		9.0%	150	bps
Interest expense, net	21.5		15.0
Income tax expense	102.4		79.9
Depreciation	47.4		41.2
Amortization	70.4		45.5
EBITDA (Non-GAAP)	600.0		464.2		135.8	29.3%
Percent of net sales (Non-GAAP)		17.7%		14.8%	290	bps
Share-based payment expense	39.2		34.0
Miscellaneous expense, net	4.5		5.8
Special charges	5.9		29.7
Acquisition-related costs (1)	—		21.2
Acquired profit in inventory	—		29.6
Tariff refunds	(6.4)		—
Adjusted EBITDA (Non-GAAP)	$643.2		$584.5		$58.7	10.0%
Percent of net sales (Non-GAAP)		18.9%		18.6%	30	bps
(1) Acquisition-related items include professional fees.

Press Release Exhibit 99.1

	Nine Months Ended
Acuity Brands Lighting	May 31, 2026	May 31, 2025	Increase (Decrease)	Percent Change
Net sales	$2,617.7	$2,649.8	$(32.1)	(1.2)%

Gross profit (GAAP)	$1,197.8	$1,214.8	$(17.0)	(1.4)%
Less: Tariff refunds	(6.4)	—
Adjusted gross profit (Non-GAAP)	$1,191.4	$1,214.8	$(23.4)	(1.9)%

Gross profit margin (GAAP)	45.8%	45.8%	—	bps
Adjusted Gross profit margin (Non-GAAP)	45.5%	45.8%	(30)	bps

Operating profit (GAAP)	$434.7	$407.6	$27.1	6.6%
Add-back: Amortization of acquired intangible assets	19.2	19.0
Add-back: Share-based payment expense	12.8	12.4
Add-back: Special charges	5.9	29.7
Less: Tariff refunds	(6.4)	—
Adjusted operating profit (Non-GAAP)	$466.2	$468.7	$(2.5)	(0.5)%

Operating profit margin (GAAP)	16.6%	15.4%	120	bps
Adjusted operating profit margin (Non-GAAP)	17.8%	17.7%	10	bps

	Nine Months Ended
Acuity Intelligent Spaces	May 31, 2026	May 31, 2025	Increase (Decrease)	Percent Change
Net sales	$809.0	$509.1	$299.9	58.9%

Gross profit (GAAP)	$482.8	$272.7	$210.1	77.0%
Add-back: Acquired profit in inventory	—	29.6
Adjusted gross profit (Non-GAAP)	$482.8	$302.3	$180.5	59.7%

Gross profit margin (GAAP)	59.7%	53.6%	610	bps
Adjusted gross profit margin (Non-GAAP)	59.7%	59.4%	30	bps

Operating profit (GAAP)	$121.8	$48.1	$73.7	153.2%
Add-back: Amortization of acquired intangible assets	51.2	26.5
Add-back: Share-based payment expense	7.9	5.5
Add-back: Acquired profit in inventory	—	29.6
Adjusted operating profit (Non-GAAP)	$180.9	$109.7	$71.2	64.9%

Operating profit margin (GAAP)	15.1%	9.4%	570	bps
Adjusted operating profit margin (Non-GAAP)	22.4%	21.5%	90	bps

	Nine Months Ended
	May 31, 2026	May 31, 2025	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$520.2	$398.9	$121.3	30.4%
Less: Purchases of property, plant, and equipment	(58.5)	(43.6)
Free cash flow (Non-GAAP)	$461.7	$355.3	$106.4	29.9%